UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 931-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 7, 2024, Hillenbrand, Inc., an Indiana corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the Company’s underwritten public offering (the “Offering”) of $500,000,000 in aggregate principal amount of 6.2500% Senior Notes due 2029 (the “Notes”) at a public offering price equal to 100.000% of the aggregate principal amount of the Notes. The Company’s offering of the Notes is expected to close on February 14, 2024, subject to the satisfaction of customary closing conditions.

The Notes are being offered pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on February 7, 2024 (Registration No. 333-276917), a base prospectus, dated February 7, 2024, included as part of the registration statement, and a prospectus supplement, dated February 7, 2024, relating to the Notes filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Certain of the Underwriters or their affiliates are joint lead arrangers and lenders under our Fourth Amended and Restated Credit Agreement, dated as of June 8, 2022, subsequently amended on June 21, 2023 and July 14, 2023, by and among the Company and certain of its affiliates, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and have other lending or credit arrangements with the Company. U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), the trustee (“Trustee”), under the base indenture, dated July 9, 2010, between the Company and the Trustee.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01. Other Events.

On February 7, 2024, the Company issued a press release announcing the pricing of $500,000,000 in aggregate principal amount of 6.2500% Senior Notes due 2029. The press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 7, 2024, by and between the Company and HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated February 7, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 8, 2024	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel and Secretary